UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2007

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

On May 31, 2007, Spansion Japan Limited (“Spansion Japan”), a Japanese corporation and an indirect wholly owned subsidiary of Spansion Inc. (the “Company”), terminated the operating lease dated September 15, 2006 between Spansion Japan and GE Capital Asset Finance KK (“GE Capital”), pursuant to a memorandum of termination. The memorandum of termination effectively terminates all of Spansion Japan’s obligations under the operating lease.

In addition, Spansion Japan entered into a purchase and sale agreement with GE Capital, pursuant to which Spansion Japan purchased the assets that were leased under the operating lease, valued at ¥6,905,836,795 (approximately $56,810,000 based on a U.S. dollar to Japanese yen exchange rate of $1.00 to ¥121.560 as of May 30, 2007). These assets increase the collateral package of property securing the Spansion Japan 2007 Credit Facility entered into between Spansion Japan and GE Capital on March 30, 2007, and will immediately increase the availability of borrowings under the Spansion Japan 2007 Credit Facility by the amount of the additional collateral.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC.
(Registrant)

Date: May 31, 2007	By:	/S/ DARIO SACOMANI
	Name:	Dario Sacomani
	Title:	Executive Vice President and Chief Financial Officer

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